Exhibit 99.2

August 10, 2010



Sustainable Power Corp.
Board of Directors
Principal Shareholders



Gentlemen,


This letter is to inform the Board of Directors of Sustainable Power Corp. that the undersigned resigns, effective immediately, as an Officer and Director of the company.

Due to being under funded to maintain proper amount of workers needed to run the plant, lack of Directors and Officers insurance, and ongoing litigation by SEC.

I will remain 100% supportive of the technology, and will do whatever I can individually to see this become a reality.



Sincerely,



Scott Hoerr
Electronically Signed